UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 12, 2006
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation or organization)	number)	Identification No.)

Harborside Financial Center, Plaza 5,

Jersey City, New Jersey 07311-1114
(Address of principal executive offices)

(201) 631-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       Other Events.

White Mountains Re Group, Ltd., a wholly owned subsidiary of White Mountains Insurance Group, Ltd., today announced that it had agreed to sell its Sirius America subsidiary to an investor group led by Lightyear Capital for approximately $139 million.  As part of the transaction, White Mountains will acquire an equity interest of approximately 18% in the acquiring entity.

White Mountains Re acquired Sirius America in 2004 as part of its acquisition of the Sirius group.  Sirius America is a Delaware-domiciled primary underwriter of program specialty insurance.  As of December 31, 2005, Sirius America’s GAAP book value was approximately $116 million.  The transaction, which is subject to regulatory and other conditions, is expected to close during the summer of 2006.

ITEM 9.01                                       Financial Statements and Exhibits

(d)                               Exhibits. The following exhibit is furnished herewith:

EXHIBIT INDEX

99.1                           Press Release of White Mountains Insurance Group, Ltd. dated April 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: April 12, 2006	By:	/s/	J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer